UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 9, 2005
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605
_____________

Minnesota (State or other jurisdiction of incorporation)	41-1859679 (IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices)

(763) 656-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On May 9, 2005, James O. Jacoby, Jr., a member of the Board of Directors of Vascular Solutions, Inc. (the “Company”), resigned from the Company’s Board of Directors due to his personal time commitments. No disagreement or dispute with management of Vascular Solutions was noted by Mr. Jacoby.

(d)	On May 9, 2005, the Company’s Board of Directors elected a new director, J. Robert Paulson, Jr. effective upon the resignation of Mr. Jacoby on that date. The are no arrangements of understandings between Mr. Paulson and any other persons pursuant to which Mr. Paulson was selected as a director. Mr. Paulson will serve on the audit and compensation committees of the Company’s Board of Directors. Mr. Paulson does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $60,000, nor has Mr. Paulson had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: May 10, 2005	By: /s/ James Hennen
James Hennen Chief Financial Officer